UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2013

Cousins Properties Incorporated

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

001-11312

(Commission File Number)

58-0869052

(IRS Employer Identification Number)

191 Peachtree Street NE, Suite 500, Atlanta, Georgia 30303-1740

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 407-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Texas Acquisition — Term Loan

On July 29, 2013, Cousins Properties Incorporated (“we” or “us”) filed a Current Report on Form 8-K disclosing, among other things, the entry by us into a Loan Agreement with JPMorgan Chase Bank, N.A. and Bank of America, N.A. which would permit us to draw up to $950 million under a new term loan facility, with an accordion feature permitting us to increase the amount available by up to $150 million if we request and receive additional commitments for the increase, for an aggregate available facility amount up to $1.1 billion (the “Term Loan”). We stated that we would file a copy of the Term Loan in an amendment to the Current Report on Form 8-K.

A copy of the Term Loan is attached hereto as Exhibit 10.1, and the description of the material terms of the Term Loan under Item 1.01 of the Current Report on Form 8-K filed on July 29, 2013 is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Loan Agreement dated as of July 29, 2013 among Cousins Properties Incorporated, as the Borrower, certain consolidated entities of the Borrower from time to time party thereto, as the Guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the other Lenders party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2013

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper

Pamela F. Roper
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Loan Agreement dated as of July 29, 2013 among Cousins Properties Incorporated, as the Borrower, certain consolidated entities of the Borrower from time to time party thereto, as the Guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the other Lenders party thereto.